May 28, 2002






Board of Directors
Gravity Spin Holdings, Inc.


Gentlemen:

We hereby consent to the inclusion of our Report of Independent Certified Public Accountants for Gravity Spin Holdings, Inc. (a Development Stage Company) in this Form SB-2/A for the period from March 1, 2000 (date of inception) through July 31, 2001 and dated November 30, 2001 except for the second paragraph in
Note 6 that is January 31, 2002, and to the reference therein as our firm as "Experts".


/s/  MILLER AND MCCOLLOM


MILLER AND MCCOLLOM
Certified Public Accountants
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033